Exhibit 3-1

                            BY-LAWS

                              OF

            CENTRAL VERMONT PUBLIC SERVICE Corporation

                           ARTICLE I.

                  Articles of Agreement: Offices

     Section 1. These By-Laws shall be subject to the Articles of Association, and all references in these By-Laws to the Articles of Association shall be construed to mean the Articles of Association of the Corporation as from time to time amended.

     Section 2. The Corporation shall maintain its principal office in Rutland, Vermont, and may maintain offices at such other places as the Board of Directors may, from time to time, appoint.

                            ARTICLE II.

                              Seal

     The corporate seal shall be circular in form and shall have inscribed thereon the name of the Corporation and the words and figures: "Seal Vermont 1929".

                            ARTICLE III.

                   Capital Stock and Transfers

     Section 1. The amount and classes of capital stock that may be issued by the Corporation, and the designations, preferences, rights, privileges, voting powers, restrictions, and qualifications of each class thereof, shall be as set forth in the Articles of Association, as the same shall at any time be duly recorded in the office of the Secretary of State of Vermont in original or amended form.

     Section 2. Each holder of fully paid stock shall be entitled to a certificate or certificates of stock as provided by law and in a form approved by the Board of Directors.  (As amended May 2,
1972)

     Section 3. Shares of stock may be transferred by the owner by a proper endorsement upon the back of the certificate or by a separate instrument of assignment, and the assignee, upon producing, and surrendering the former certificate so transferred or the certificate accompanied by such instrument, shall be entitled to a new certificate if no liens upon the stock against the former owner have attached. The delivery of a properly executed stock certificate to a bona fide purchaser or pledgee for value to sell, assign and transfer the same, signed by the owner of the certificate, shall be a sufficient delivery to transfer the title against all persons except the Company; but no such transfer shall affect the right of the Company to treat the stockholder of record as the stockholder in fact until the old certificate is surrendered and a new certificate is issued to the person entitled thereto. Except as hereinafter provided, or as may be required by law or by the order of a court in appropriate proceedings, shares of stock shall be transferred on the books of the Company only upon the proper assignment and surrender of the certificates issued therefor. If an outstanding certificate of stock shall be lost, destroyed or stolen, the holder thereof may have a replacement certificate issued upon such terms as the Directors may prescribe. (As amended May 2, 1972)

     Section 4. If default shall be made in the prompt payment when due of any sum payable to the Company upon any subscription for stock of the Company, and if such default shall continue for a period of twenty days, then all right under the subscription in and to the stock subscribed for shall, upon the expiration of such period, cease and determine and become and be forfeited to the Company; provided that if at the expiration of such twenty day period such right shall belong to the estate of a decedent, it may be forfeited only by resolution of the Board of Directors declaring forfeiture. (As amended May 2, 1972)

                            ARTICLE IV.

                      Meetings of Stockholders

     Section 1. All meetings of the stockholders shall be held in Vermont, either at the principal office of the Company or at such other place as shall be designated in the call therefor. The annual meeting shall be held on the first Tuesday of May in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day, at the time designated in the call, for the election of Directors, and the transaction of such other business as may come before it. (As amended April 2, 1946)

     Section 2. Special meetings of the stockholders may be called by the Board of Directors, the President or the Secretary upon written request of stockholders holding not less than one-tenth of all the shares entitled to vote at the meeting. In case an annual meeting shall be omitted through inadvertence or otherwise, the business of such meeting may be transacted at a special meeting duly called for the purpose. (As amended May 2,
1972)

     Section 3. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the President or the Secretary, to each registered holder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the registered holder at the address as it appears on the stock transfer books of the Company, with postage on it prepaid. (As amended May 2, 1972)

     Section 4. Unless otherwise provided in the Articles of Association, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by law, by these By-Laws or by the Articles of Association. A majority vote of whatever stock shall be represented, even if less than a quorum, shall be sufficient (a) to adjourn from time to time until a quorum is present or (b) to adjourn sine die. (As amended May 2, 1972)

     Section 5. At all stockholders' meetings, holders of record of stock then having voting power shall be entitled to one vote for each share of stock held by them, respectively, upon any question or at any election, and such vote may, in all cases, be given by proxy, duly authorized in writing. But no proxy dated more than six months before the meeting, which shall be named therein, shall be accepted; and no proxy shall be valid after the final adjournment of such meeting. (As amended MAy 1, 1973)

                            Article V.

                            Directors

     Section 1. The property and business of the Corporation shall be managed by a Board of Directors, each of whom must be a stockholder. The Directors shall be elected by ballot by majority vote of the stockholders present in person or represented by proxy at the election and entitled to vote on the question, except as otherwise provided in the Articles of Association or in these By-Laws. (As amended October 16, 1944; May 7, 1963 and February 17,
1987)

     No person shall be eligible for election or re-election as a Director after his/her seventieth birthday, provided that any Director whose term of office extends beyond his/her seventieth birthday shall be entitled to serve the remainder of the full term of the class of Directors to which he/she was elected. (As amended June 13, 1983 and November 2, 1987)

     No person shall be a Director or executive officer of the Corporation who is also a Director or executive officer of Central Maine Power Company, of Public Service Company of New Hampshire, of Bates Manufacturing Company, of Keyes Fibre Company, or of any Corporation which may succeed to all or substantially all of the property and business of any of the said companies. A majority of the Directors shall at all times be persons who are not employees of the Corporation. The provisions of this paragraph shall not apply to the election of Directors by the holders of preferred stock when, in accordance with the Articles of Association, they shall be entitled to elect the smallest number of Directors necessary to constitute a majority of the full Board of Directors. (As amended April 6, 1953)

     Section 2. Subject to the provisions of Section 5 below, the Board of Directors shall consist of not less than 9 nor more than 21 persons, the exact number to be fixed from time to time by resolution of the Board of Directors. Such exact number may be increased or decreased by the affirmative vote of the holders of at least 80 percent of the combined voting power of the then-outstanding shares of common stock and of any other class of stock then being expressly entitled to vote with the common stock on the question. The Directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible. Upon their initial election, the members of the first class shall hold office for a term expiring at the next annual meeting of stockholders after their election, the members of the second class shall hold office for a term expiring at the second annual meeting of stockholders after their election, and the members of the third class shall hold office for a term expiring at the third annual meeting of stockholders after their election. (As amended February 17, 1987)

     Section 3. Subject to the provisions of Section 5 below, any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the Directors then in office, though less than a quorum of the Board of Directors. Any Director elected in accordance with this provision shall hold office for the remainder of the full term of the class of Directors in which the vacancy occurred and until such Director's successor shall have been elected and qualified. No decrease in the number of authorized Directors constituting the entire Board of Directors shall shorten the term of any incumbent Director. (As amended February 17, 1987)

     Section 4. Except as otherwise provided in paragraph (e) of subdivision 6 of the Articles of Association, a Director may be removed from office only for cause and only by the affirmative vote of the holders of at least 80 percent of the combined voting power of the then-outstanding shares of common stock and of any other class of stock then being expressly entitled to vote with the common stock on the question. (As amended February 17, 1987)

     Section 5.  Nothing contained in Sections 2 through 4 of this
Article V shall be deemed to alter, amend or repeal the provisions of paragraph (b) of subdivision 6, paragraph (b) of subdivision 10F, or paragraph (a) of subdivision 20F, of the Articles of Association each of which confers, under the circumstances described therein, on the holders of the classes of stock referred to therein, the right to vote in the election of Directors.
During any period in which such rights may be exercised, the provision or provisions conferring such rights shall prevail over any provision of these By-Laws inconsistent therewith. (As amended February 17, 1987)

     Section 6. Notwithstanding any other provision of these By-Laws, of the Articles of Association or of law, the affirmative vote of the holders of at least 80 percent of the combined voting power of the then-outstanding shares of common stock and of any other class of stock then being expressly entitled to vote with the common stock in the election of Directors shall be required to alter, amend or repeal Sections 2, 3, 4, 5 or 6 of this Article V. (As amended February 17, 1987)

     Section 7. The Board of Directors may hold its meetings and may have one or more offices, and may keep the books of the Corporation (except such records and books as by laws of Vermont are required to be kept within the State) within or outside of Vermont, at such places as it may from time to time determine. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation, and do all such lawful acts and things as are not by law, by the Articles of Association or by these By-Laws required to be exercised or done by the incorporators or stockholders.

     Section 8. There is established a Directors' Advisory Council comprised of former Directors who are elected thereto by the Board of Directors. Members of the Council shall consult with and advise the Company at such times and places as requested by the President or the Board of Directors. Members shall be elected annually by the Board of Directors following the Annual Meeting to serve for the ensuing year, or, upon resignation of a Director, the Board of Directors may elect a Director to serve until the next Annual Meeting. Members of the Council shall receive as compensation the same amount as the annual retainer of a Director. (As amended June 13, 1983 and November 2, 1987)

                           ARTICLE VI.

                      Meetings of the Board

     Section 1. Regular meetings of the Board of Directors shall be held at such place and time as may be designated from time to time by the Board; and such meetings, and a regular meeting immediately following and at the same place as each annual meeting of the stockholders, may be held without notice. Special meetings of the Board of Directors may be called by the President, or by any two Directors, upon two days' notice to each Director, either personally or by mail or by telegram; and they may be held at any time without call or formal notice, provided all the Directors are present or waive notice thereof in writing. (As amended May 1,
1962)

     Section 2. A majority of the number of Directors fixed in accordance with the By-Laws shall constitute a quorum for the transaction of business, unless a greater number is required by the Articles of Association. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by the Articles of Association. (As amended May 2, 1972)

     Section 3. Directors who are not also officers or regular employees of the Company may receive compensation for their services as such or as a member of any committee of the Board of Directors, as well as fixed sums and expenses for attendance at Directors' or committee meetings, in such amounts as may be provided from time to time by the Board of Directors, provided that nothing herein contained shall be construed to preclude any Director from serving the Company in any other capacity and receiving compensation therefor. (As amended May 5, 1981)

     Section 4. Directors and members of the Executive Committee and any other committee designated by the Board of Directors may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in such a manner shall constitute presence in person at such meeting. (As amended May 3,
1977)


                            ARTICLE VII.

                             Officers


     Section 1. In each year there shall be elected by the Board of Directors, and if practicable, at its first meeting after the annual election of Directors, a President, one or more Vice Presidents, a Secretary, a Treasurer, and a Controller; and the Board may provide for and elect a Chairperson, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers and prescribe such duties for them as in its judgment may, from time to time, be required to conduct the business of the Company. One of said Vice Presidents may be designated Executive Vice President. Any two or more offices may be held by the same person, except the offices of President and Secretary. All officers shall hold their respective offices for the term of one year, and until their successors, willing to serve, shall have been elected and, in the case of the Secretary, qualified, unless sooner removed; but they, and any of them, may be removed from their respective offices at the pleasure of the Board. Vacancies arising in any office from any cause shall be filled by the Board of Directors; and the persons chosen to fill vacancies shall serve for the balance of the unexpired term and until their successors shall have been elected. (As amended May 1, 1962; May 7, 1963; May 5, 1964; May 2, 1972 and November 2,
1987)

     Section 2. A Chairperson elected pursuant to Section 1 of this Article VII shall advise with and make his/her counsel available to the other officers of the Company and shall have such other powers and duties as may at any time be prescribed by these By-Laws and by the Board of Directors. He/She shall, when present, preside at all meetings of the stockholders and of the Board of Directors and of the Executive Committee. (As amended May 5, 1964)

     The President shall be the Chief Executive Officer of the Company and, subject to the direction of the Board of Directors and of the Chairperson (if one is elected), shall supervise the administration of the business and affairs of the Company and shall have such other powers and duties as may at any time be prescribed by these By-Laws and by the Board of Directors. In the absence of the Chairperson (or if no such Chairperson is elected), the President shall, when present, preside at meetings of the stockholders and of the Board of Directors and of the Executive Committee. (As amended May 5, 1964 and November 2, 1987)

     The Chairperson and the President shall be members of the Executive Committee (if such Executive Committee is designated by the Board of Directors) and each of them, in his/her discretion, may attend any meeting of any committee of the Board, whether or not he/she is a member of such committee. (As amended May 5, 1964)

     Section 3. The President shall, subject to the control of the Board of Directors, have charge of the business and affairs of the Company, including the power to appoint and to remove and to discharge any and all agents and employees of the Company not elected or appointed directly by the Board of Directors, and such other powers and duties as may at any time be prescribed by these By-Laws and by the Board of Directors. (As amended May 5, 1964)

     Section 4. The Vice President or Vice Presidents, if there shall be more than one, shall have such powers and duties as may from time to time be prescribed by the Board of Directors or by the President, but any powers and duties prescribed by the President shall not be inconsistent with any theretofore prescribed by the Board of Directors. In case the President, from absence or any other cause, shall be unable at any time to attend to the duties of the office of President requiring attention, or in case of his/her death, resignation or removal from office, the powers and duties of the President shall, except as the Board of Directors may otherwise provide, temporarily devolve upon the Executive Vice President if one shall have been designated and is able to serve, or in case of the latter's inability, upon the Vice President designated by the Board of Directors and able to serve and shall be exercised by such Vice President as acting President during such inability of the President, or until the vacancy in the office of President shall be filled. In case of the absence, disability, death, resignation or removal from office of both the President and such Vice President, the Board of Directors shall elect one of its members to exercise the powers and duties of the President during such absence or disability, or until the vacancy in one of said offices shall be filled. (As amended May 1, 1951 and May 1, 1962)

     Section 5. The Secretary shall reside in the State of Vermont and shall have the duties prescribed by law and such other duties as the By-Laws or the Board of Directors may prescribe.
(As amended May 2, 1972)

     Section 6. The Treasurer shall have charge of, and be responsible for the custody and, jointly with the Controller, the receipt and disbursement of the funds of the Corporation, and shall deposit its funds in the name of the Company, in such banks, trust companies, or safe deposit vaults as the Board of Directors may direct. The Treasurer shall have the custody of such books and papers as in the practical business operations of the Company shall naturally belong in the office or custody of the Treasurer, or as shall be placed in his/her custody by the Board of Directors, by the Executive Committee, or by the President. The Treasurer shall also have charge of the safekeeping of all stocks, bonds, mortgages, and other securities belonging to the Company, but such stocks, bonds, mortgages, and other securities shall be deposited for safekeeping in a safe deposit vault to be approved by the Board of Directors or the Executive Committee, in a box or boxes, access to which shall be had as may be provided by resolution of the Board of Directors or by the Executive Committee. The Treasurer shall have such other powers and duties as are commonly incident to the office of Treasurer, or as may be prescribed. The Treasurer may be required to give bond to the Company for the faithful discharge of duties in such form and to such amount and with such sureties as shall be determined by the Board of Directors. (As amended November 2, 1987)

     Section 7. The Controller shall have charge of, and be responsible for the collection, and jointly with the Treasurer, the receipt and disbursement of the funds of the Corporation. The Controller shall maintain adequate records of all assets, liabilities, and transactions of the Company; shall see that adequate audits thereof are currently and regularly made and, in conjunction with other officers and department heads, shall initiate and enforce methods and procedures whereby the business of the Company shall be conducted with maximum safety, efficiency and economy. The Controller shall have the custody of such books, receipted vouchers, and other books and papers as in the practical business operations of the Company shall naturally belong in the office or the custody of the Controller, or as shall be placed in his/her custody by the Board of Directors, by the Executive Committee, or by the President. The Controller shall have such other powers and duties as are commonly incidental to the office of Controller, or as may be prescribed. The Controller may be required to give bond to the Company for the faithful discharge of duties in such form and to such amount and with such sureties as shall be determined by the Board of Directors. (As amended November 2, 1987)

     Section 8. Assistant Secretaries or Treasurers, when elected, shall assist the Secretary or Treasurer, as the case may be, in the performance of the respective duties assigned to such principal officers; and the powers and duties of any such principal officer, shall, except as otherwise ordered by the Board of Directors, temporarily devolve upon his/her assistant in case of the absence, disability, death, resignation or removal from office of such principal officer. They shall perform such other duties as may be assigned to them from time to time. (As amended May 7, 1963)

                           ARTICLE VIII.

                        Executive Committee

     Section 1. The Board of Directors may, by resolution passed by a majority of the Board, designate from their number an Executive Committee of such number, not less than three, as the Board may fix from time to time. The Executive Committee may make its own rules of procedure and shall meet where and as provided by such rules, or by resolution of the Board of Directors. A majority of the members of the Committee shall constitute a quorum for the transaction of business. During the intervals between the meetings of the Board of Directors, the Executive Committee shall have all the powers of the Board in management of the business and affairs of the Company except as may otherwise be provided by law, including power to authorize the seal of the Company to be affixed to all papers which may require it, and, by majority vote of all its members, exercise any and all such powers in such manner as such Committee shall deem best for the interest of the Company, in all cases in which specific directions shall not have been given by the Board of Directors, and in which the vote of a quorum of the full Board of Directors is not required by law, the Articles of Association, or by these By-Laws. (As amended May 2, 1972)

     Section 2. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. The Board of Directors shall have power to rescind any vote or resolution of the Executive Committee, but no such recision shall have retroactive effect.

                            ARTICLE IX.

                        Inspection of Books

     All records, accounts, and papers of the Corporation shall be open to the inspection of every stockholder at reasonable times and for legitimate purposes; and, subject to such rights of inspection as may be afforded the stockholders by law, the Directors may make such reasonable regulations relative to such inspection, and take such action to prevent an inspection of corporate books or papers for illegitimate purposes as may be consistent with law.

                             ARTICLE X.

                      (As amended May 3, 1988)

           Vote Required to Approve Business Combination

     The vote of the stockholders of the Corporation required to approve any Business Combination shall be as set forth in this
Article X. The term "Business Combination" shall have the meaning ascribed to it in Paragraph 10.1(B) of this Article X. Each other capitalized term shall have the meaning ascribed to it in Paragraph 10.3 of this Article X.

      10.1 (A) In addition to any affirmative vote required by law or these By-Laws and except as otherwise expressly provided in Paragraph 10.2 of this Article X:

     (1) any merger or consolidation of the Corporation or any Subsidiary with (i) any Interested Stockholder or (ii) any other person (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate of an Interested Stockholder; or

     (2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $5,000,000 or more; or

     (3) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or an Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $5,000,000 or more, other than the issuance of securities upon the conversion of convertible securities of the Corporation or any Subsidiary which were not acquired by such Interested Stockholder (or such Affiliate) from the Corporation or a Subsidiary; or

     (4) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested
Stockholder; or

     (5) any transaction involving the Corporation or any Subsidiary (whether or not with or into or otherwise involving an Interested Stockholder), and including, without limitation, any reclassification of securities (including any reverse stock split), or recapitalization or reorganization of the Corporation, or of its Subsidiaries or any self tender offer for or repurchase of securities of the Corporation by the Corporation or any Subsidiary or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder), which in any such case has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity securities or securities convertible into equity securities of the Corporation or any Subsidiary which is directly or indirectly beneficially owned by any Interested Stockholder or any Affiliate of any Interested Stockholder; shall require the affirmative vote of the holders of at least 80 percent of the combined voting power of the then outstanding shares of the Voting Stock (for the purposes of this Article X, each share of the Voting Stock shall have the number of votes granted to it pursuant to the Company's Articles of Association), which vote shall include the affirmative vote of at least two-thirds (2/3) of the combined voting power of the outstanding shares of Voting Stock held by stockholders other than the Interested Stockholder. Such affirmative vote shall be required notwithstanding any provision of law, any other provision of these By-Laws or the Articles of Association, any agreement with any national securities exchange or otherwise which might permit a lesser vote or no vote and in addition to any affirmative vote required of the holders of any class or series of Voting Stock pursuant to law.

     (B)  The term "Business Combination" as used in this Article
X shall mean any transaction that is referred to in any one or more clauses (1) through (5) of Paragraph 10.1(A) of this Article
X.


      10.2 The provisions of Paragraph 10.1(A) of this Article X shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law, any other provision of these By-Laws, by the Articles of Association, or any agreement with any national securities exchange, if, in the case of a Business Combination that does not involve any cash or other consideration being received by the stockholders of the Corporation, solely in their respective capacities as stockholders of the Corporation, as specified in paragraph 10.2(A) is met, or, in the case of any other Business Combination, the condition specified in the following paragraph 10.2(A) or the conditions specified in the following paragraph 10.2(B) are met:

     (A) such Business Combination shall have been approved by a majority of the Disinterested Directors; or

     (B) each of the conditions specified in the following clauses (1) through (4) shall have been met:

     (1) The aggregate amount of the cash and the Fair Market Value as of the Consummation Date of any consideration other than cash to be received per share by holders of Voting Stock in such Business Combination shall be at least equal to the highest of the following (it being intended that the requirements of this clause
(B) (1) shall be required to be met with respect to all shares of Voting Stock outstanding whether or not the Interested Stockholder has acquired any shares of the Voting Stock):

     (i) if applicable, the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
fees) paid in order to acquire any shares of Voting Stock beneficially owned by the Interested Stockholder which were acquired beneficially by such Interested Stockholder within the two-year period immediately prior to the Announcement Date or in the transaction in which it became an Interested Stockholder, whichever is higher; or

     (ii) the Fair Market Value per share of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; or

     (iii) an amount which bears the same or greater percentage relationship to the Fair Market Value of the Voting Stock on the Announcement Date as the highest per share price determined in clause (B)(l)(i) above bears to the Fair Market Value of the Voting Stock on the date of the commencement of the acquisition of the Voting Stock by such Interested Stockholder; and


     (2) the consideration to be received by holders of a particular class or series of outstanding Voting Stock shall be in cash or in the same form as was previously paid in order to acquire beneficially shares of such class or series of Voting Stock that are beneficially owned by the Interested Stockholder and, if the Interested Stockholder beneficially owns shares of any class or series of Voting Stock that were acquired with varying forms of consideration, the form of consideration to be received by each holder of such class or series of Voting Stock shall be, at the option of such holder, either cash or the form used by the Interested Stockholder to acquire beneficially the largest number of shares of such class or series of Voting Stock beneficially acquired by it prior to the Announcement Date; and

     (3) after such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination:

     (i) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Voting Stock of the Corporation, except as part of the transaction in which it became an Interested Stockholder or upon conversion of convertible securities acquired by it prior to becoming an Interested Stockholder or as a result of a pro rata stock dividend or stock split; and

     (ii) such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits or other tax advantages provided by the Corporation or any Subsidiary, whether in anticipation of or in connection with such Business Combination or otherwise; and

     (iii) such Interested Stockholder shall not have caused any material change in the Corporation's business or capital structure, including, without limitation, the issuance of shares of capital stock of the Corporation to any third party; and

     (iv) there shall have been no reduction in the annual rate of dividends paid on Voting Stock (except as necessary to reflect any subdivision of the Voting Stock), except as approved by a majority of the Disinterested Directors and an increase in such annual rate of dividends (as necessary to prevent any such reduction) in the event of any reclassification (including any reverse stock split), recapitalization, reorganization, self tender offer or any similar transaction which has the effect of reducing the number of outstanding shares of the Voting Stock, unless the failure so to increase such annual rate was approved by a majority of the Disinterested Directors; and

     (4) a proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules and regulations), whether or not the Corporation is then subject to such requirements, shall be mailed by and at the expense of the Interested Stockholder at least thirty days prior to the earlier of the Consummation Date or the vote of stockholders relative thereto of such Business Combination to the stockholders of the Corporation (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions), and shall contain at the front thereof in a prominent place (i) any recommendations as to the advisability (or inadvisability) of the Business Combination which the Disinterested Directors, if any, may choose to state, and (ii) the opinion of a reputable national investment banking firm as to the fairness (or not) of such Business Combination from the point of view of the remaining stockholders of the Corporation (such investment banking firm to be engaged solely on behalf of the remaining stockholders, to be paid a reasonable fee for their services by the Corporation upon receipt of such opinion, to be unaffiliated with such Interested Stockholder, and, if there are at the time any Disinterested Directors, to be selected by a majority of the Disinterested Directors).

     10.3     For the purposes of this Article X.

     (A) A "person" shall include, without limitation, any individual, firm, corporation, group (as such term is used in Regulation 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on December 31,
1987) or other entity.

     (B) "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary or any employee benefit plan of the Corporation or any Subsidiary) who or which:

     (1) is the beneficial owner, directly or indirectly of more than 10 percent of the combined voting power of the then outstanding shares of Voting Stock; or

     (2) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10 percent or more of the combined voting power of the then outstanding shares of Voting Stock; or

     (3) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock that were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

     (C)     A person shall be a "beneficial owner" of any Voting
Stock if:

     (1) such person or any of its Affiliates or Associates beneficially owns, directly or indirectly, Voting Stock; or

     (2)  such person or any of its Affiliates or Associates has
(a) the right to acquire (whether of not such right is exercisable immediately) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote or direct the vote pursuant to any agreement, arrangement or understanding of the Voting Stock; or

     (3) the Voting Stock is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

     (D) For the purposes of determining whether a person is an Interested Stockholder pursuant to Paragraph 10.3 (B) of this
Article X, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned by such Interested Stockholder through application of Paragraph 10.3 (C) of this
Article X but shall not include any other shares of Voting Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

     (E) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on December 31, 1987.

     (F) "Subsidiary" shall mean any corporation more than 50 percent of whose outstanding equity securities having ordinary voting power in the election of directors is owned, directly or indirectly, by the Corporation or by a Subsidiary or by the Corporation and one or more Subsidiaries; provided, however, that for the purposes of the definition of Interested Stockholder set forth in Paragraph 10.3 (B) of this Article X, the term "Subsidiary" shall mean only a corporation of which a majority of each class of Voting Stock is owned, directly or indirectly, by the Corporation.

     (G) "Disinterested Director" shall mean any member of the Board of Directors of the Corporation who is unaffiliated with, and not a nominee of, the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is unaffiliated with, and not a nominee of, the Interested Stockholder and who is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

     (H) "Fair Market Value" shall mean: (1) in the case of stock, the highest closing sale price during the 30-day period commencing on the 40th day preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the New York Stock Exchange-Composite Tape, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sale price or bid quotation with respect to a share of such stock during the 30-day period commencing on the 40th day preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations system or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; and (2) in the case of property other than cash or stock the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.

     (I) In the event of any Business Combination in which the Corporation survives, the phrase "any consideration other than cash to be received" as used in Paragraphs 10.2 (B)(1) and (2) of this Article X shall include the shares of Voting Stock retained by the holders of such shares.

     (J) "Announcement Date" shall mean the date of first public announcement of the proposed Business Combination.

     (K) "Determination Date" shall mean the date on which the Interested Stockholders became an Interested Stockholder.

     (L) "Consummation Date" shall mean the date of the consummation of the Business Combination.

     (M) The term "Voting Stock" shall mean all outstanding shares of capital stock of all classes and series of the Corporation at the time entitled to vote in the election of directors of the Corporation, in each case voting together as a single class.

     10.4 A majority of the Disinterested Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article X including, without limitation:

     (A)  whether a person is an Interested Stockholder;

     (B) the number of shares of Voting Stock beneficially owned by any person;

     (C) whether a person is an Affiliate or Associate of another person;

     (D)  whether the requirements of Paragraph 2(B) of this
Article X have been met with respect to any Business Combination;

     (E) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has an aggregate Fair Market Value of $5,000,000 or more; and

     (F) such other matters with respect to which a determination is required under this Article X.

     The good faith determination of a majority of the Disinterested Directors on such matters shall be conclusive and binding for all purposes of this Article X.

     10.5 Nothing contained in this Article X shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

     10.6 Notwithstanding any other provisions of these By-Laws, the Articles of Association or of law, the affirmative vote of the holders of at least 80 percent of the combined voting power of all of the then outstanding shares of Voting Stock shall be required to alter, amend or repeal this Article X or any provision hereof; provided, however, that if there is an Interested Stockholder on the record date for the meeting at which such action is submitted to the stockholders for their consideration, such 80 percent vote must include the affirmative vote of at least two-thirds (2/3) of the combined voting power of all of the outstanding shares of Voting Stock held by stockholders other than the Interested Stockholder.


                               ARTICLE XI

                         (As amended May 3, 1988)

          INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

Section 1. Permissive Indemnification. To the extent legally permissible, the Company may indemnify any of its Directors, officers and employees who, as a result of such position, was or is a party or is threatened to be made a party to any contemplated, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal against expenses, actually and reasonably incurred by him or her in connection with such action, suit or proceeding. The term Expenses, as used in this Article, includes reasonable attorney's fees, damages, judgments, fines, amounts paid in settlement and costs including the costs of investigation and defense. Such indemnification against Expenses shall be payable only if (a) the Director, officer or employee acted in good faith, (b) the Director reasonably believed: (A) in the case of conduct in the Director's official capacity with the Company, that the Director's conduct was in its best interests; and (B) in all other cases, that the Director's conduct was at least not opposed to its best interests; and (c) with respect to any proceeding brought by a governmental entity, the Director had no reasonable cause to believe his or her conduct was unlawful, and the Director is not finally found to have engaged in a reckless or intentional unlawful act. Notwithstanding the foregoing and except as otherwise provided by law, the Company may not indemnify any Director, officer, or employee for any Expenses in any action by or in right of the Company in which such individual is adjudged liable to the Company. (As amended December 3, 1990 and May 3, 1994)

     Any indemnification under this section (unless ordered by a court) shall be made by the Company only upon a determination that indemnification of the Director, officer or employee is proper because he or she has acted in good faith in conformance with the applicable standard of conduct as set forth herein. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of Directors who are not parties to such action, suit or proceeding or (b) if such a quorum is not obtainable, by majority vote of a committee duly designated by the Board of Directors (in which designation Directors who are parties to the action, suit or proceeding may participate), consisting solely of two or more Directors not at the time parties to the action, suit or proceeding; (c) by written opinion of special legal counsel: (A) selected by the Board of Directors or its committee in the manner prescribed in clause (a) or (b); or
(B) if a quorum of the Board of Directors cannot be obtained under clause (a) and a committee cannot be designated under clause (b), selected by majority vote of the full Board of Directors (in which selection Directors who are parties to the action, suit or proceeding may participate); or (d) by the shareholders, but shares owned by or voted under the control of Directors who are at the time parties to the action, suit or proceeding may not be voted on the determination. (As amended May 3, 1994)

     Authorization of indemnification and evaluation as to reasonableness of Expenses shall be made in the same manner provided above as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of Expenses shall be made by those entitled under clause (c) above to select such counsel. (As amended May 3,
1994)

     The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea no nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith in conformance with the applicable standard of conduct as set forth above. (As amended May 3, 1994)

Section 2. Mandatory Indemnification. To the extent that a Director, officer or employee of the Company has been wholly successful on the merits or otherwise in defense of any action, suit, proceeding, claim, issue, or matter referred to in Section 1 of this Article, he or she shall be indemnified to the extent legally permissible against Expenses reasonably incurred by him or her in connection therewith. (As amended May 3, 1994)

Section 3. Right To Rely On Corporate Information. In discharging his or her duty, any Director, when acting in good faith in conformance with the applicable standard of conduct as set forth above, may rely upon information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by: (a) one or more officers or employees of the Company whom the Director reasonably believes to be reliable and competent in the matters presented; (b) legal counsel, public accountants, or other persons as to matters the Director reasonably believes are within the person's professional or expert competence; or (c) a committee of the Board of Directors of which the Director is not a member if the Director reasonably believes the committee merits confidence. (As amended May 3,
1994)

Section 4. Advance Payment of Expenses. Expenses incurred by a Director, officer or employee in connection with any of the matters with respect to which indemnification may be sought pursuant hereto may be paid from time to time by the Company in advance of the final disposition of any such matter if the following conditions are met: (a) the Director furnishes the Company written affirmation of his or her good faith belief that he or she has met the standard of conduct described in Section 1 of this Article; (b) the Director furnishes the Company a written undertaking, executed personally or on the Director's behalf, to repay the advance if it is ultimately determined that the Director did not meet the standard of conduct; and (c) a determination is made that the facts then known to those making the determination would not preclude indemnification under this subchapter. (As amended May 3, 1994)

     Determinations and authorizations of payments under this
Section 4 shall be made in the manner specified in Section 1 of this Article. (As amended May 3, 1994)

     The Board of Directors may authorize counsel (which may be either Company counsel or outside counsel) to represent such individual in any action, suit or proceeding, whether or not the Company is a party to such action, suit or proceeding. (As amended May 3, 1994)

Section 5. Procedure For Indemnification. Subject to compliance with any applicable procedures in Sections 1 or 4, as the case may be, any indemnification of a Director, officer or employee of the Company or advance of Expenses to such an individual under the terms of this Article shall be made promptly. If the Company unreasonably denies a written request for indemnity or the advance payment of Expenses, either in whole or in part, or if payment in full pursuant to such request is not made promptly, the right to indemnification or advances as granted by this Article shall be enforceable by such individual in any court of competent jurisdiction. Such individual's costs and expenses including reasonable attorney's fees incurred in connection with successfully establishing his or her right to indemnification in any such action shall also be indemnified by the Company. (As amended May 3, 1994)

Section 6. Non-Exclusivity of Indemnification Rights. The right of indemnification hereby provided shall not be deemed exclusive of or otherwise affect any other rights to which any individual seeking indemnification may be entitled by law, or under any agreement, vote of stockholders or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person. (As amended May 3, 1994)

Section 7. Other Organizations. The indemnification provisions of this Article shall extend to any Director, officer or employee who serves at the Company's request as director, officer or trustee of another organization, including, without limitation, an employee benefit plan, in which the Company has or had an interest as a stockholder, creditor, sponsor or otherwise. The right to rely on corporate information conferred in Section 3 of this Article shall also extend to the records, books of accounts and reports of any such other organization of which the individual serves as director, officer or trustee. (As amended May 3, 1994)

Section 8. Survival. The foregoing indemnification provisions shall be deemed to be a contract between the Company and each individual who serves in any capacity as a Director, officer or employee of the Company at any time while these provisions are in effect. Except as may otherwise be required as a result of changes in the law governing indemnification of officers, directors and employees of Vermont corporations, any repeal or modification of the foregoing provisions shall not affect any right or obligation then existing and such "contract rights" may not be modified retroactively without the consent of such Director, officer or employee. (As amended May 3, 1994)


                            ARTICLE XII.

                       (As amended May 3, 1988)

                            Miscellaneous

     Section 1. The funds of the Company shall be deposited to its credit in such banks or trust companies as the Board of Directors may, from time to time, designate, and shall be drawn out only for the purposes of the Company and only upon checks or drafts signed in such manner as shall be authorized by the Board of Directors in accordance with the power vested in them by these By-Laws.

     Section 2. No debts shall be contracted, except for current expenses, unless authorized by the Board of Directors or the Executive Committee.

     Section 3. All dividends shall be payable at such time as may be fixed by the Board of Directors. Before payment of any dividend or making any distribution of profits, there shall be set aside, out of the surplus or net profits of the Corporation such sum or sums as the Board of Directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors think conducive to the interest of the Corporation.

     Section 4. The first fiscal year of the Corporation shall be the period commencing September 1, 1929 and ending December 31, 1930, and thereafter each calendar year, commencing with the year
1931, shall be the fiscal year of the Corporation.


                           ARTICLE XIII

                            AMENDMENT

     Except as set forth in subdivision 21 of the Company's Articles of Association and in Articles V and X of these By-Laws, these By-Laws may be altered, amended or repealed at any annual or special meeting of the stockholders called for the purpose, of which the notice shall specify the subject matter of the proposed alteration, amendment or repeal or the sections to be affected thereby, by vote of the stockholders, or if there shall be two or more classes or series of stock entitled to vote on the question, by vote of each such class or series. These By-Laws may also be altered, amended or repealed by vote of the majority of the number of Directors fixed in accordance with the By-Laws at a meeting called for that purpose of which the notice shall specify the subject matter of the proposed alteration, amendment or repeal or the sections to be affected thereby, except that the Directors shall not take any action which provides for indemnification of Directors or affects the powers of Directors or officers to contract with the Company, nor any action to amend this Article XIII, Sections 2, 3, 4, 5 or 6 of Article V, or Article X, and except that the Directors shall not take any action unless permitted by law. Except as set forth in subdivision 21 of the Company's Articles of Association and in Articles V and X of these By-Laws, any By-Law so altered, amended or repealed by the Directors may be further altered or amended or reinstated by the stockholder in the above manner. (As amended May 6, 1986 and May 3, 1988)